Exhibit 99.1

L BRANDS ANNOUNCES BOARD OF DIRECTORS CHANGES

– APPOINTS FRANCIS A. HONDAL AND DANIELLE LEE TO BOARD OF DIRECTORS –

– LES AND ABIGAIL WEXNER WILL NOT STAND FOR REELECTION TO BOARD IN MAY 2021 –

Columbus, Ohio (March 18, 2021) — L Brands, Inc. (NYSE: LB) today announced that Francis Hondal, president of loyalty and engagement at Mastercard, and Danielle Lee, Chief Fan Officer for the National Basketball Association, have been appointed as two new independent members of its Board of Directors. Additionally, Les and Abigail Wexner will not stand for reelection to the Board at the annual shareholders’ meeting in May 2021. With these changes, in May 2021, the Board will consist of 10 directors, nine of whom are independent and six of whom are women (including the Chair of the Board).

Les Wexner said “L Brands is at a terrific place in its history. The Board is incredibly well-led by Sarah and we have two new wonderful directors joining us. We have some of the strongest brand leaders in our history and the businesses are well positioned going into the future.  I am more confident than ever that we have very positive momentum as we approach the planned separation into two businesses.  Now is an ideal time for Abigail’s and my transition from the Board.  When I retired from the business last year, I said that creating this business and working with so many talented associates, literally millions of them, was a source of great pride.  I am deeply honored to have been a part of the lives of so many associates and customers since I first opened the doors in 1963.”

Sarah Nash, Chair of the Board, commented “Serving with Les has been an inspiration for all of us at L Brands.   His thoughtful approach to developing brands and building dedicated and talented teams have enabled L Brands to evolve and succeed as a leading specialty retailer for nearly 60 years. I am so appreciative of everything that Les and Abigail have done to serve this board and L Brands’ stakeholders. With the strong foundation we have in place, we are so excited to move forward with the company’s next chapter and our plans to create two businesses in the future.”

“We are thrilled to welcome Francis and Danielle to the L Brands Board,” Nash continued. “Their respective abilities to foster connections with consumers across in-person as well as digital channels will be invaluable as L Brands continues to execute its strategy and deliver engaging shopping experiences. The appointments of these two highly talented individuals reinforce the Board’s commitment to ensuring we have a diverse and qualified board with the right skillsets and backgrounds to drive value for shareholders and effectively guide the company through the planned separation and beyond.”

About Francis A. Hondal
Francis Hondal has more than 25 years of general management experience and is president of loyalty and engagement at Mastercard. She is a member of the company’s Management Committee and currently leads the development of products that enable exceptional consumer experiences through loyalty, rewards and performance-based marketing services for enterprises worldwide. Previously, she was executive vice president of credit and loyalty, responsible for growing usage and preference of Mastercard branded products. Throughout her career, she has been a passionate advocate for consumer-centric strategies leveraging insights and technologies that influence consumer engagement and build brand affinity. Ms. Hondal enjoyed a 17-year career at American Express in global and regional roles within the consumer services division and has been recognized by Fortune amongst top Hispanic women in corporate America.  She currently serves on the board of Equitable Holdings, a financial service holding company comprised of two complementary and well-established principal franchises, Equitable and AllianceBernstein. She is also a Board observer for Flybits, a Canadian contextual marketing fintech, and serves on the board of the FIU Foundation. Ms. Hondal earned her bachelor’s degree in international business and finance and an MBA from Florida International University.

About Danielle Lee
Danielle Lee is a strategic marketing executive with over 20 years of experience in brand building, media innovation and technology for some of the world’s most respected brands. She currently serves as Chief Fan Officer for the National Basketball Association where she oversees brand, creative and multiplatform fan marketing globally and is charged with elevating brand perception, cultural connection and fan engagement. Prior to joining the NBA, Ms. Lee served for four years as Global Vice President, Partner Solutions at Spotify, where she was responsible for developing go-to-market strategy and growing global revenue across music, podcasts and high-impact digital experiences. Prior to Spotify, Ms. Lee served as Global Vice President, Commercial Marketing at Vevo and spent seven years at AT&T and served as Vice President of Product Marketing and Innovation for AT&T AdWorks after beginning her career at Showtime Networks. Ms. Lee received a Bachelor of Arts and Political Science from Columbia University and received an MBA in marketing and media management from Columbia Business School.

ABOUT L BRANDS:
L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company.  The company operates 2,669 company-operated specialty stores in the United States, Canada and Greater China, in more than 700 franchised locations worldwide and through its websites worldwide.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

●
General economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

●
divestitures or other dispositions, including any divestiture of Victoria’s Secret and related operations, could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements;

●	the seasonality of our business;
●	difficulties arising from turnover in company leadership or other key positions;
●	our ability to attract, develop and retain qualified associates and manage labor-related costs;
●	liabilities arising from divested businesses;
●	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
●	our ability to grow through new store openings and existing store remodels and expansions;
●	our ability to successfully expand internationally and related risks;
●	our independent franchise, license and wholesale partners;
●	our direct channel businesses;
●	our ability to protect our reputation and our brand images;
●	our ability to attract customers with marketing, advertising and promotional programs;
●	our ability to protect our trade names, trademarks and patents;
●	the highly competitive nature of the retail industry and the segments in which we operate;
●	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
●	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
●	political instability, environmental hazards or natural disasters;
●	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
●	duties, taxes and other charges;
●	legal and regulatory matters;
●	volatility in currency exchange rates;
●	local business practices and political issues;
●	potential delays or disruptions in shipping and transportation and related pricing impacts;
●	disruption due to labor disputes; and
●	changing expectations regarding product safety due to new legislation;
●	our geographic concentration of vendor and distribution facilities in central Ohio;
●	fluctuations in foreign currency exchange rates;
●	stock price volatility;
●	our ability to pay dividends and related effects;
●	our ability to maintain our credit rating;
●	our ability to service or refinance our debt;
●	shareholder activism matters;
●	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
●	fluctuations in product input costs;
●	our ability to adequately protect our assets from loss and theft;
●	fluctuations in energy costs;
●	increases in the costs of mailing, paper and printing;
●	claims arising from our self-insurance;
●	our ability to implement and maintain information technology systems and to protect associated data;
●	our ability to maintain the security of customer, associate, third-party or company information;
●	our ability to comply with laws and regulations or other obligations related to data privacy and security;
●	our ability to comply with regulatory requirements;
●	legal and compliance matters; and
●	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com